UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 20, 2023, Mr. James Harlow notified Onto Innovation Inc. (the “Company”) that he will be resigning from his position as the Company’s Chief Operating Officer, as of May 5, 2023. Mr. Harlow’s decision to resign was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(c) On April 26, 2023, the Company appointed Mr. Ramil Yaldaei as the Company’s new Chief Operating Officer, effective on or about May 5, 2023 (“Effective Date”). Mr. Yaldaei has over 20 years of experience in semiconductor operations, procurement and global supply chain management. Biographical information for Mr. Yaldaei is set forth below:

Mr. Ramil Yaldaei, 59, joined the Company in October 2022 as Vice President of Global Operations, Metrology and Inspection and currently serves in such capacity. Prior to joining the Company, Mr. Yaldaei was Senior Vice President, Global Supply Chain and Transformation at Visby Medical, a molecular diagnostics company, from November 2020 until January 2022. Prior to his employment with Visby Medical, Mr. Yaldaei was with RYCC LLC, a consulting company, as its President from November 2017 until November 2020. From October 2005 to November 2017, Mr. Yaldaei was with Applied Materials, a U.S. semiconductor capital equipment manufacturer, holding various positions of increasing responsibility, most recently having served as Vice President & General Manager, Global Party Sourcing and Technology. Prior to joining Applied Materials, Mr. Yaldaei served as Managing Director, Global Sourcing and Operations at Lam Research Corporation, a U.S. semiconductor capital equipment manufacturer, from September 2003 to October 2005. Mr. Yaldaei holds M.S. and B.S. degrees in Physics from San Jose State University.

In connection with his appointment, the Company entered into an offer letter with Mr. Yaldaei, which provides that Mr. Yaldaei will receive an annualized base salary of $315,000 and a one-time equity grant of time-based restricted stock units with a value of $350,000 at the time of grant (vesting ratably over a three-year period on each anniversary date of the grant). The offer letter also provides that Mr. Yaldaei will be eligible, under the Company’s Tier I Incentive Compensation Plan, to receive (a) a cash bonus target incentive of 65% of his base salary and (b) an annual equity grant in 2024 in an amount to be determined by the Compensation Committee of the Company’s Board of Directors, with 50% of the grant in the form of time-based restricted stock units and 50% of the grant in the form of market-based performance stock units. Mr. Yaldaei will also be eligible to participate in the Company’s benefits plans.

There are no family relationships between Mr. Yaldaei and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Yaldaei has an interest requiring disclosure under Item 404(a) of Regulation S-K.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date:	April 26, 2023	By:	/s/ Yoon Ah E. Oh
Vice President, General Counsel & Corporate Secretary